Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®
FIRST QUARTER EARNINGS UP 21.7%

•             1Q 2010 Earnings Per Share of $0.66 (diluted)
•             Non-Performing Assets 0.26% of Average Earning Assets
•             Tangible Common Equity Ratio 5.48%
•             Total Risk Based Capital increased to 14.07%

HOUSTON, April 23, 2010. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported net income for the three months ended March 31, 2010 of $30.998 million or $0.66 per diluted common share, an increase in net income of $5.520 million or 21.7%, compared with $25.478 million or $0.55 per diluted common share for the same period in 2009.

“Our company continues to perform well in the current economic environment” commented, David Zalman, Chairman and Chief Executive Officer.  “Our continued focus on our core values of strong credit quality, real relationship based banking, local decision makers and expense control has resulted in another strong quarter.”

“With the completion of the acquisition of the three (3) former U.S. Bank locations in the first quarter and the scheduled completion on April 30th of nineteen (19) Texas retail bank locations of First Bank, we will have added over $900 million in deposits from year end.  We believe our long term prospects continue to be bright,” continued Zalman.

In addition to Prosperity’s GAAP (generally accepted accounting principles) financial reporting, Prosperity’s management includes certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity, tangible book value per share and the tangible equity to tangible assets ratio.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended March 31, 2010

For the three months ended March 31, 2010, net income was $30.998 million compared with $25.478 million for the same period in 2009.  Net income per diluted common share was $0.66 for the three months ended March 31, 2010 and $0.55 for the same period in 2009. Returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2010 were 1.40%, 9.07% and 27.22%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities and assets) was 43.77% for the three months ended March 31, 2010.

Net interest income before provision for credit losses for the three months ended March 31, 2010 increased 5.0% to $77.772 million compared with $74.078 million during the same period in 2009.  The net interest margin on a tax equivalent basis increased to 4.20% for the three months ended March 31, 2010 compared with 3.98% for the same period in 2009.   The tax equivalent net interest margin decreased 4 basis points to 4.20% reported for the three months ended March 31, 2010 from 4.24% reported for the three months ended December 31, 2009.

Non-interest income decreased $2.039 million or 13.6% to $12.978 million for the three months ended March 31, 2010 compared with $15.017 million for the same period in 2009.  The decrease was mainly attributable to a decrease in NSF charges on deposit accounts and a decrease in other non-interest income. For the three months ended March 31, 2009, other non-interest income included approximately $750,000 in income paid to Prosperity by the FDIC for services performed as part of the Franklin transaction.

Non-interest expense decreased $4.298 million or 9.8% to $39.725 million for the three months ended March 31, 2010 compared with $44.023 million for the same period in 2009.  The decrease was attributable to cost savings associated with the operational integration of Franklin Bank which occurred in late February 2009.

Loans at March 31, 2010 were $3.348 billion, a decrease of $152.917 million or 4.4%, compared with $3.501 billion at March 31, 2009.  Loans decreased 0.8% or $28.320 million on a linked quarter basis compared with loans of $3.377 billion at December 31, 2009.  As reflected in the table below, linked quarter loans at March 31, 2010 were impacted by the $33.317 million in loans acquired in connection with the U.S. Bank transaction in March 2010.

Deposits at March 31, 2010 were $7.599 billion, an increase of $392.100 million or 5.4%, compared with $7.207 billion at March 31, 2009.  Linked quarter deposits increased $340.429 million or 4.7% from $7.259 billion at December 31, 2009.  As reflected in the table below, linked quarter deposits at March 31, 2010 were impacted by the $374.508 million in deposits assumed in connection with the U.S. Bank transaction in March 2010.

Balance Sheet Data (at period end)	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired with U.S. Bank branches	$33,317	$0	$0
All other	3,315,066	3,376,703	3,501,300
Total Loans	$3,348,383	$3,376,703	$3,501,300

Deposits:
Assumed with U.S. Bank branches	$374,508	$0	0
All other	7,224,471	7,258,550	7,206,879
Total Deposits	$7,598,979	$7,258,550	$7,206,879

Average loans decreased 5.3% or $187.388 million to $3.343 billion for the three months ended March 31, 2010 compared with $3.530 billion for the same period of 2009.  Linked quarter average loans decreased 1.4% or $46.687 million from $3.390 billion for the three months ended December 31, 2009. Average deposits decreased 0.3% or $24.212 million to $7.253 billion for the three months ended March 31, 2010 compared with $7.277 billion for the same period of 2009.  Linked quarter average deposits increased 2.3% or $164.614 million from $7.089 billion for the three months ended December 31, 2009.

At March 31, 2010, construction loans totaled $539.430 million, consisting of approximately $135 million of single family residential construction loans; $77 million of land development loans; $77 million of raw land loans; $99 million of residential lot loans; $50 million of commercial lot loans; and $102 million of commercial construction and other construction loans.  This is a decrease of $17.815 million from construction loans at December 31, 2009.

At March 31, 2010, Prosperity had $9.219 billion in total assets, $7.599 billion in deposits and $3.348 billion in loans. Assets and deposits at March 31, 2010 increased 4.8% and 5.4%, respectively, compared with their level at March 31, 2009 and loans decreased 4.4% compared with their level at March 31, 2009.

Asset Quality

Non-performing assets totaled $19.868 million or 0.26% of average earning assets at March 31, 2010 compared with $12.525 million or 0.16% of average earning assets at March 31, 2009 and $16.356 million or 0.22% of average earnings assets at December 31, 2009.  The allowance for credit losses was 1.55% of total loans at March 31, 2010 compared with 1.12% at March 31, 2009 and 1.54% of total loans at December 31, 2009.

Non-performing assets	Mar 31, 2010		Dec 31, 2009		Sept 30, 2009
(In thousands)	Amount	#	Amount	#	Amount	#
Construction	$8,719	42	$5,622	43	$10,975	40
Agriculture and agriculture real estate	4	1	0	0	0	0
1-4 family (including home equity)	3,946	36	2,383	26	1,285	16
Commercial real estate (including multi-family)	5,432	12	6,834	14	8,592	13
Commercial	1,662	25	1,390	19	920	26
Consumer	105	10	127	11	148	13
Total	$19,868	126	$16,356	113	$21,920	108

The provision for credit losses was $4.410 million for the three months ended March 31, 2010 and $6.125 million for the three months ended March 31, 2009.  Net charge offs were $4.381 million for the three months ended March 31, 2010 and $3.857 million for the three months ended March 31, 2009.

Net Charge-offs (In thousands)	Three Months Ended Mar 31, 2010	Three Months Ended Dec 31, 2009	Three Months Ended Mar 31, 2009
1-4 family (including home equity)	$133	$446	$117
Agriculture	(24)	10	23
Commercial	595	1,762	761
Commercial RE (including multi-family)	546	312	0
Construction	2,962	1,009	2,387
Consumer	169	410	569
Total	$4,381	$3,949	$3,857

Conference Call

Prosperity’s management team will host a conference call on Friday, April 23, 2010 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s first quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-895-1085, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com.  The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “1st Quarter Results and Webcast” link.

Acquisition of First Bank Branches

On February 8, 2010, Prosperity signed a definitive agreement whereby Prosperity Bank® will acquire the nineteen (19) Texas retail bank branches of First Bank, a Missouri state-chartered bank. Prosperity Bank will pay a premium of 5.5% for approximately $500 million in deposits, as well as purchase approximately $100 million in loans and other assets attributable to the branches.

First Bank’s Texas locations are all in the Houston and Dallas metropolitan areas and represent a strategic enhancement to Prosperity’s presence in these markets. After the consolidation of locations near existing Prosperity banking centers, Prosperity will operate thirty-one (31) Dallas/Fort Worth area banking centers and fifty-eight (58) Houston area banking centers.

The deposits to be assumed are primarily core deposits and will enhance Prosperity’s market position in Texas. The $100 million in loans to be purchased were individually selected by Prosperity from First Bank’s loan portfolio associated with the Texas branches and consist of performing business and consumer-related Texas-based loans.

The definitive agreement has been approved by both banks and appropriate regulatory authorities and the transaction is expected to close during the second quarter of 2010, although delays could occur. The transaction is subject to certain closing conditions.

Acquisition of U. S. Bank’s Texas Branches

On March 29, 2010, Prosperity completed the previously announced acquisition of the three (3) Texas retail bank branches of U.S. Bank. The transaction continued Prosperity’s strategic growth and expansion of the franchise in Texas.  Prosperity Bank paid a premium for approximately $375 million in deposits, as well as purchased certain loans and other assets attributable to the branches.

The three locations acquired by Prosperity were the Texas locations U.S. Bank acquired from the FDIC on October 30, 2009 when U.S. Bank acquired the nine (9) subsidiary banks of FBOP Corporation.  The Texas banks were Madisonville State Bank in Madisonville, Texas; Citizens National Bank in Teague, Texas; and North Houston Bank in Houston, Texas.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc., a $9.2 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred sixty-one (161) full service banking locations; fifty-two (52) in the Houston area; twenty-seven (27) in the South Texas area including Corpus Christi and Victoria; twenty-four (24) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; twenty-seven (27) in the Central Texas area including Austin and San Antonio; and ten (10) in the Bryan/College Station area.

Central Texas Area -	Dallas/Fort Worth Area -	Rusk	Hitchcock
		Seven Points	Katy
Austin -	Dallas -	Teague	Liberty
Allandale	Abrams Centre	Tyler	Magnolia
Cedar Park	Balch Springs	Tyler-University	Mont Belvieu
Congress	Camp Wisdom	Winnsboro	Nederland
183	Cedar Hill		Needville
Lakeway	Central Expressway	Houston Area -	Sweeny
Liberty Hill	Frisco		Tomball
Northland	Frisco-West	Houston -	Waller
Oak Hill	Kiest	Aldine	West Columbia
Parmer Lane	Preston Road	Bellaire	Wharton
Research Blvd	Red Oak	Clear Lake	Winnie
Rollingwood	The Colony	Copperfield	Wirt
Slaughter Lane	Turtle Creek	Cypress
	Westmoreland	Downtown	South Texas Area -
Bryan/College Station -		Eastex
Bryan	Fort Worth -	Fairfield	Corpus Christi -
Bryan-East	Haltom City	Gessner	Airline
Bryan-North	Keller	Gladebrook	Carmel
Caldwell	Roanoke	Harrisburg	Northwest
College Station	Stockyards	Heights	Saratoga
Greens Prairie		Highway 6 West	Water Street
Madisonville	Other Dallas/Fort Worth Locations -	Hillcroft
Navasota	Azle	Little York	Other South Texas
Wellborn Road	Ennis	Medical Center	Locations -
Rock Prairie	Gainesville	Memorial Drive	Alice
	Mesquite	Pasadena	Aransas Pass
Other Central Texas Locations -	Muenster	Pecan Grove	Beeville
Bastrop	Sanger	River Oaks	Cuero
Dime Box	Waxahachie	Sugar Land	Edna
Dripping Springs		SW Medical Center	Goliad
Elgin	East Texas Area -	Tanglewood	Gonzales
Flatonia	Athens	Uptown	Hallettsville
Georgetown	Athens-South	Waugh Drive	Kingsville
Kingsland	Blooming Grove	Westheimer	Mathis
La Grange	Canton	Woodcreek	Palacios
Lexington	Carthage		Pleasanton
New Braunfels	Corsicana	Other Houston Area	Port Aransas
Round Rock	Crockett	Locations -	Port Lavaca
San Antonio	Eustace	Angleton	Portland
Schulenburg	Grapeland	Bay City	Rockport
Smithville	Gun Barrel City	Beaumont	Seguin
Weimar	Jacksonville	Cinco Ranch	Sinton
	Kerens	Cleveland	Victoria
	Longview	East Bernard	Victoria-North
	Mount Vernon	El Campo	Yoakum
	Palestine	Dayton	Yorktown
Galveston
Groves
Hempstead

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares®, and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks;  continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies.  These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports and statements we have filed with the SEC. Copies of the SEC filings for Prosperity Bancshares Inc.®  may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

—

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data
Total interest income	$96,496	$99,585	$101,695	$102,768	$105,566
Total interest expense	18,724	19,496	24,282	27,247	31,488
Net interest income	77,772	80,089	77,413	75,521	74,078
Provision for credit losses	4,410	8,500	7,250	6,900	6,125
Net interest income after provision for credit losses	73,362	71,589	70,163	68,621	67,953

Total non-interest income	12,978	14,711	15,236	15,133	15,017
Total non-interest expense	39,725	40,176	41,201	44,300	44,023
Net income before taxes	46,615	46,124	44,198	39,454	38,947
Federal income taxes	15,617	15,555	14,876	12,944	13,469

Net income	$30,998	$30,569	$29,322	$26,510	$25,478

Basic earnings per share	$0.67	$0.66	$0.64	$0.57	$0.55

Diluted earnings per share	$0.66	$0.65	$0.63	$0.57	$0.55

Period end shares outstanding	46,575	46,541	46,153	46,109	46,100
Weighted average shares outstanding (basic)	46,553	46,524	46,125	46,105	46,086
Weighted average shares outstanding (diluted)	46,858	46,800	46,347	46,225	46,139

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Mar 31, 2010	Mar 31, 2009	Dec 31, 2009	Dec 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages

Total loans	$3,342,842	$3,530,230	$3,389,529	$3,365,552
Investment securities	4,177,540	4,030,151	4,152,752	3,229,874
Federal funds sold and other temporary investments	60,536	66,597	13,607	451,524
Total earning assets	7,580,918	7,626,978	7,555,888	7,046,950
Allowance for credit losses	(51,750)	(37,220)	(48,894)	(33,494)
Cash and due from banks	134,541	156,785	131,189	183,507
Goodwill	877,863	875,925	876,979	835,328
Core Deposit Intangibles (CDI)	34,202	37,085	36,543	42,657
Other real estate	12,974	7,016	12,308	6,431
Fixed assets, net	148,865	123,547	149,649	124,210
Other assets	142,611	107,750	105,351	138,298
Total assets	$8,880,224	$8,897,866	$8,819,013	$8,343,887

Non-interest bearing deposits	$1,445,859	$1,492,026	$1,481,514	$1,425,440
Interest bearing deposits	5,807,343	5,785,388	5,607,074	5,260,084
Total deposits	7,253,202	7,277,414	7,088,588	6,685,524
Securities sold under repurchase agreements	71,250	83,734	88,094	92,941
Federal funds purchased and other borrowings	32,080	83,091	141,073	178,369
Junior subordinated debentures	92,265	92,265	92,265	92,265
Other liabilities	63,916	90,982	66,410	52,297
Shareholders' equity(A)	1,367,511	1,270,380	1,342,583	1,242,491
Total liabilities and equity	$8,880,224	$8,897,866	$8,819,013	$8,343,887

(A) Includes $17,660, $11,721, $18,216  and ($1,675) in after-tax unrealized gains (losses) on available for sale securities for the three month periods ending March 31, 2010, March 31, 2009,  December 31, 2009 and December 31, 2008, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Mar 31, 2010	Mar 31, 2009	Dec 31, 2009	Dec 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$51,453	$55,802	$53,461	$56,073
Interest on securities	45,014	49,726	46,116	39,713
Interest on federal funds sold and other temporary investments	29	38	8	802
Total interest income	96,496	105,566	99,585	96,588
Interest expense - deposits	17,485	29,457	18,062	29,663
Interest expense - debentures	791	1,119	803	1,452
Interest expense - other	448	912	631	1,516
Total interest expense	18,724	31,488	19,496	32,631
Net interest income (B)	77,772	74,078	80,089	63,957
Provision for credit losses	4,410	6,125	8,500	6,000
Net interest income after provision for credit losses	73,362	67,953	71,589	57,957
Service charges on deposit accounts	11,589	12,372	12,953	13,204
Net gain on sale of assets	0	97	145	130

Net gain (loss) on sale of ORE	(294)	22	(135)	(1,684)
Brokered mortgage income	13	70	36	34
Other non-interest income	1,670	2,456	1,712	1,824
Total non-interest income	12,978	15,017	14,711	13,508

Salaries and benefits (C)	21,112	22,648	19,747	20,411
CDI amortization	2,290	2,664	2,441	2,284
Net occupancy and equipment	3,434	3,978	3,794	3,704
Depreciation	2,006	2,001	2,056	1,854
Data processing and software amortization	1,415	2,055	1,386	1,609
Other non-interest expense	9,468	10,677	10,752	7,724
Total non-interest expense	39,725	44,023	40,176	37,586
Net income before taxes	46,615	38,947	46,124	33,879
Federal income taxes	15,617	13,469	15,555	11,194
Net income available to common shareholders	$30,998	$25,478	$30,569	$22,685

(B) Net interest income on a tax equivalent basis would be $78,465, $74,759, $80,770 and $64,597, for the three months ended March 31, 2010, March 31, 2009, December 31, 2009 and December 31, 2008, respectively.

(C) Salaries and benefits includes stock-based compensation expense of $791, $326, $628 and $432 for the three months ended March 31, 2010, March 31, 2009, December 31, 2009 and December 31, 2008, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	As of and for the Three Months Ended
	Mar 31, 2010	Mar 31, 2009	Dec 31, 2009	Dec 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees - FTE	1,651	1,684	1,594	1,734

Book value per share	$29.58	$27.78	$29.03	$27.24
Tangible book value per share	$9.76	$7.88	$9.43	$7.43

Period end shares outstanding	46,575	46,100	46,541	46,080
Weighted average shares outstanding (basic)	46,553	46,086	46,524	46,078
Weighted average shares outstanding (diluted)	46,858	46,139	46,800	46,276

Non-accrual loans	$3,853	$1,402	$6,079	$2,142
Accruing loans 90 or more days past due	2,794	1,562	2,332	7,594
Restructured loans	0	0	0	0
Total non-performing loans	6,647	2,964	8,411	9,736
Repossessed assets	230	427	116	182
Other real estate	12,991	9,134	7,829	4,450
Total non-performing assets	$19,868	$12,525	$16,356	$14,368

Allowance for credit losses at end of period	$51,893	$39,238	$51,863	$36,970

Net charge-offs	$4,381	$3,857	$3,949	$3,011

Basic earnings per share	$0.67	$0.55	$0.66	$0.49

Diluted earnings per share	$0.66	$0.55	$0.65	$0.49

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended
	Mar 31, 2010	Mar 31, 2009	Dec 31, 2009	Dec 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios

Return on average assets (annualized)	1.40%	1.15%	1.39%	1.09%
Return on average common equity (annualized)	9.07%	8.02%	9.11%	7.30%
Return on average tangible common equity (annualized)	27.22%	28.52%	28.50%	24.89%
Net interest margin (D) (tax equivalent) (annualized)	4.20%	3.98%	4.24%	3.65%

Efficiency ratio(E)	43.77%	49. 47%	42.44%	48.60%

Asset Quality Ratios

Non-performing assets to average earning assets	0.26%	0.16%	0.22%	0.20%
Non-performing assets to loans and other real estate	0.59%	0.36%	0.48%	0.40%
Net charge-offs to average loans	0.13%	0.11%	0.12%	0.09%
Allowance for credit losses to total loans	1.55%	1.12%	1.54%	1.04%

Common Stock Market Price

High	$42.55	$30.00	$41.18	$36.98

Low	$37.93	$20.04	$33.62	$25.08

Period end market price	$40.99	$27.35	$40.47	$29.59

(D) Net interest margin for all periods presented is calculated on an actual 365 or actual 366 day basis.

(E) The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Mar 31, 2010		Dec 31, 2009		Sept 30, 2009		June 30, 2009
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$412,602	12.32%	$415,512	12.31%	$439,848	12.91%	$461,622	13.38%
Construction	539,430	16.11%	557,245	16.51%	564,106	16.56%	613,386	17.77%
1-4 family residential	729,015	21.77%	709,101	21.00%	692,885	20.34%	675,702	19.58%
Home equity	119,754	3.58%	117,661	3.48%	116,873	3.43%	115,029	3.33%
Commercial real estate	1,302,357	38.90%	1,339,219	39.66%	1,336,454	39.25%	1,318,489	38.20%
Agriculture	140,418	4.19%	135,529	4.01%	145,176	4.26%	149,515	4.33%
Consumer	104,807	3.13%	102,436	3.03%	110,795	3.25%	117,576	3.41%
Total Loans	$3,348,383		$3,376,703		$3,406,137		$3,451,319

Deposit Types

Non-interest bearing DDA	$1,525,079	20.07%	$1,492,612	20.56%	$1,473,189	20.70%	$1,476,378	20.34%
Interest bearing DDA	1,354,393	17.82%	1,391,133	19.17%	1,066,778	14.99%	1,060,965	14.62%
Money Market	1,807,704	23.79%	1,619,970	22.32%	1,682,345	23.63%	1,614,874	22.25%
Savings	360,776	4.75%	322,399	4.44%	320,078	4.50%	325,232	4.48%
Time < $100	1,284,271	16.90%	1,208,658	16.65%	1,289,362	18.11%	1,418,375	19.54%
Time > $100	1,266,756	16.67%	1,223,778	16.86%	1,286,241	18.07%	1,362,071	18.77%
Total Deposits	$7,598,979		$7,258,550		$7,117,993		$7,257,895

Loan to Deposit Ratio	44.1%		46.5%		47.9%		47.6%

Construction Loans

Single family residential construction	$134,963	25.03%	$146,554	26.30%	$152,056	26.96%	$177,632	28.96%
Land development	76,871	14.25%	89,128	15.99%	76,996	13.65%	86,363	14.08%
Raw land	76,817	14.24%	79,055	14.19%	84,384	14.96%	96,157	15.67%
Residential lots	99,012	18.35%	101,090	18.14%	103,565	18.36%	101,321	16.52%
Commercial lots	49,863	9.24%	51,639	9.27%	48,139	8.53%	49,614	8.09%
Commercial construction and other	101,904	18.89%	89,779	16.11%	98,966	17.54%	102,299	16.68%
Total Construction Loans	$539,430		$557,245		$564,106		$613,386

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)

Total loans	$3,348,383	$3,376,703	$3,406,137	$3,451,319	$3,501,300
Investment securities (F)	4,525,506	4,118,290	4,255,057	3,981,109	3,991,200
Federal funds sold	577	354	264	813	590
Allowance for credit losses	(51,893)	(51,863)	(47,312)	(42,611)	(39,238)
Cash and due from banks	169,534	194,963	156,598	270,498	163,278
Goodwill	890,123	876,987	876,958	875,434	874,356
Core deposit intangibles	33,094	35,385	37,825	40,305	42,796
Other real estate	12,991	7,829	12,738	11,101	9,134
Fixed assets, net	152,886	148,855	149,725	149,742	151,544
Other assets	137,532	142,897	109,342	101,241	104,237
Total assets	$9,218,733	$8,850,400	$8,957,332	$8,838,951	$8,799,197

Demand deposits	$1,525,079	$1,492,612	$1,473,189	$1,476,378	$1,510,005
Interest bearing deposits	6,073,900	5,765,938	5,644,804	5,781,517	5,696,874
Total deposits	7,598,979	7,258,550	7,117,993	7,257,895	7,206,879
Securities sold under repurchase agreements	68,441	72,596	100,636	96,732	81,773
Federal funds purchased and other borrowings	15,879	26,140	253,855	28,170	28,441
Junior subordinated debentures	92,265	92,265	92,265	92,265	92,265
Other liabilities	65,262	49,604	65,548	64,794	109,291
Total liabilities	7,840,826	7,499,155	7,630,297	7,539,856	7,518,649
Shareholders' equity (G)	1,377,907	1,351,245	1,327,035	1,299,095	1,280,548
Total liabilities and equity	$9,218,733	$8,850,400	$8,957,332	$8,838,951	$8,799,197

(F) Includes $27,710, $25,855, $26,688, $20,153 and $23,784 in unrealized gains on available for sale securities for the quarterly periods ending March 31, 2010, December 31, 2009, September 30, 2009, June 30, 2009 and March 31, 2009, respectively.
(G) Includes $18,011, $16,806, $17,347, $13,099 and $15,460 in after-tax unrealized gains on available for sale securities for the quarterly periods ending March 31, 2010, December 31, 2009, September 30, 2009, June 30, 2009 and March 31, 2009, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$51,453	$53,461	$54,809	$55,248	$55,802
Interest on securities	45,014	46,116	46,812	47,450	49,726
Interest on federal funds sold and other earning assets	29	8	74	70	38
Total interest income	96,496	99,585	101,695	102,768	105,566
Interest expense - deposits	17,485	18,062	22,694	25,621	29,457
Interest expense - debentures	791	803	879	959	1,119
Interest expense - other	448	631	709	667	912
Total interest expense	18,724	19,496	24,282	27,247	31,488
Net interest income	77,772	80,089	77,413	75,521	74,078
Provision for credit losses	4,410	8,500	7,250	6,900	6,125
Net interest income after provision for credit losses	73,362	71,589	70,163	68,621	67,953
Service charges on deposits accounts	11,589	12,953	13,554	12,863	12,372
Net gain (loss) on sale of assets	0	145	(20)	200	97
Net gain (loss) on sale of ORE	(294)	(135)	115	415	22
Brokered mortgage income	13	36	59	140	70
Other non-interest income	1,670	1,712	1,528	1,515	2,456
Total non-interest income	12,978	14,711	15,236	15,133	15,017
Salaries and benefits	21,112	19,747	21,507	20,494	22,648
CDI amortization	2,290	2,441	2,479	2,492	2,664
Net occupancy and equipment	3,434	3,794	3,624	3,514	3,978
Depreciation	2,006	2,056	2,100	2,069	2,001
Data processing and software amortization	1,415	1,386	1,446	1,562	2,055
Other non-interest expense	9,468	10,752	10,045	14,169	10,677
Total non-interest expense	39,725	40,176	41,201	44,300	44,023
Net income before taxes	46,615	46,124	44,198	39,454	38,947
Federal income taxes	15,617	15,555	14,876	12,944	13,469
Net income available to common shareholders	$30,998	$30,569	$29,322	$26,510	$25,478

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended
	Mar 31, 2010	Dec 31, 2009	Sept. 30, 2009	June 30, 2009	Mar 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios

Return on average assets (annualized)	1.40%	1.39%	1.32%	1.20%	1.15%
Return on average common equity (annualized)	9.07%	9.11%	8.93%	8.18%	8.02%
Return on average tangible equity (annualized)	27.22%	28.50%	29.34%	27.98%	28.52%
Net interest margin (tax equivalent) (annualized)	4.20%	4.24%	4.08%	4.04%	3.98%

Employees - FTE	1,651	1,594	1,608	1,634	1,684

Efficiency ratio	43.77%	42.44%	44.46%	48.98%	49.47%
Non-performing assets to average earning assets	0.26%	0.22%	0.29%	0.26%	0.16%
Non-performing assets to loans and other real estate	0.59%	0.48%	0.64%	0.57%	0.36%
Net charge-offs to average loans	0.13%	0.12%	0.07%	0.10%	0.11%
Allowance for credit losses to total loans	1.55%	1.54%	1.39%	1.23%	1.12%

Book value per share	$29.58	$29.03	$28.75	$28.17	$27.78

Tangible book value per share	$9.76	$9.43	$8.93	$8.31	$7.88

Tier 1 risk-based capital	12.82%	12.61%	11.85%	11.24%	10.53%

Total risk-based capital	14.07%	13.86%	13.01%	12.28%	11.48%

Tier 1 leverage capital	6.61%	6.47%	6.09%	5.81%	5.48%

Tangible equity to tangible assets	5.48%	5.53%	5.13%	4.84%	4.61%

Equity to assets	14.95%	15.27%	14.82%	14.70%	14.55%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended Mar 31, 2010
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,342,842	$51,453	6.24%
Investment securities	4,177,540	45,014	4.31%
Federal funds sold and other temporary investments	60,536	29	0.19%
Total interest earning assets	7,580,918	$96,496	5.16%
Allowance for credit losses	(51,750)
Non-interest earning assets	1,351,056
Total assets	$8,880,224

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,384,304	$2,738	0.80%
Savings and money market deposits	2,037,235	4,020	0.80%
Certificates and other time deposits	2,385,804	10,727	1.82%
Securities sold under repurchase agreements	71,250	148	0.84%
Federal funds purchased and other borrowings	32,080	300	3.79%
Junior subordinated debentures	92,265	791	3.48%
Total interest bearing liabilities	6,002,938	$18,724	1.26%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,445,859
Other liabilities	63,916
Total liabilities	7,512,713
Shareholders' equity	1,367,511
Total liabilities and shareholders' equity	$8,880,224

Net Interest Income & Margin		$77,772	4.16%

Net Interest Income & Margin (tax equivalent)		$78,465	4.20%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended Mar 31, 2009
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,530,230	$55,802	6.41%
Investment securities	4,030,151	49,726	4.94%
Federal funds sold and other temporary investments	66,597	38	0.23%
Total interest earning assets	7,626,978	$105,566	5.61%
Allowance for credit losses	(37,220)
Non-interest earning assets	1,308,108
Total assets	$8,897,866

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,068,685	$2,122	0.81%
Savings and money market deposits	1,803,137	6,057	1.36%
Certificates and other time deposits	2,913,566	21,278	2.96%
Securities sold under repurchase agreements	83,734	348	1.69%
Federal funds purchased and other borrowings	83,091	564	2.75%
Junior subordinated debentures	92,265	1,119	4.92%
Total interest bearing liabilities	6,044,478	$31,488	2.11%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,492,026
Other liabilities	90,982
Total liabilities	7,627,486
Shareholders' equity	1,270,380
Total liabilities and shareholders' equity	$8,897,866

Net Interest Income & Margin		$74,078	3.94%

Net Interest Income & Margin (tax equivalent)		$74,759	3.98%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended December 31, 2009
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,389,529	$53,461	6.26%
Investment securities	4,152,752	46,116	4.44%
Federal funds sold and other temporary investments	13,607	8	0.23%
Total interest earning assets	7,555,888	$99,585	5.23%
Allowance for credit losses	(48,894)
Non-interest earning assets	1,312,019
Total assets	$8,819,013

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,119,119	$2,030	0.72%
Savings and money market deposits	1,988,158	4,150	0.83%
Certificates and other time deposits	2,499,797	11,882	1.89%
Securities sold under repurchase agreements	88,094	218	0.98%
Federal funds purchased and other borrowings	141,073	413	1.16%
Junior subordinated debentures	92,265	803	3.45%
Total interest bearing liabilities	5,928,506	$19,496	1.30%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,481,514
Other liabilities	66,410
Total liabilities	7,476,430
Shareholders' equity	1,342,583
Total liabilities and shareholders' equity	$8,819,013

Net Interest Income & Margin		$80,089	4.21%

Net Interest Income & Margin (tax equivalent)		$80,770	4.24%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a better understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

	Three months ended
	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009
Return on average tangible common equity:
Net income	$30,998	$30,569	$29,322	$26,510	$25,478
Average shareholders' equity	1,367,511	1,342,583	1,314,011	1,295,737	1,270,380
Less: Average goodwill and other intangible assets	(912,065)	(913,522)	(914,203)	(916,754)	(913,010)
Average tangible shareholders’ equity	$455,446	$429,061	$399,808	$378,983	$357,370
Return on average tangible common equity (annualized):	27.22%	28.50%	29.34%	27.98%	28.52%

Tangible book value per share:
Shareholders’ equity	$1,377,907	$1,351,245	$1,327,035	$1,299,095	$1,280,548
Less: Goodwill and other intangible assets	(923,217)	(912,372)	(914,783)	(915,739)	(917,152)
Tangible shareholders’ equity	$454,690	$438,873	$412,252	$383,356	$363,396

Period end shares outstanding	46,575	46,541	46,153	46,109	46,100
Tangible book value per share:	$9.76	$9.43	$8.93	$8.31	$7.88

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$454,690	$438,873	$412,252	$383,356	$363,396

Total assets	$9,218,733	$8,850,400	$8,957,332	$8,838,951	$8,799,197
Less: Goodwill and other intangible assets	(923,217)	(912,372)	(914,783)	(915,739)	(917,152)
Tangible assets	$8,295,516	$7,938,028	$8,042,549	$7,923,212	$7,882,045

Tangible equity to tangible assets ratio:	5.48%	5.53%	5.13%	4.84%	4.61%